Code of
Ethics

SECTION
1.

BACKGROUND

This
Code
of
Ethics
(“Code”)
applies
to
all
Funds
and
has
been
adopted
in
order
to
establish
standards
and procedures for the detection and prevention of activities by which persons having knowledge of the investments
and
investment
intentions
of
a
Fund
may
abuse
their
fiduciary
duties
to
the
Trust
and
to
deal with other types of conflict of interest situations.
Upon discovering a violation of the Code, the Board may impose such sanctions as it deems appropriate.
A
specific
purpose
of
the
Code
is
to
promote
honest
and
ethical
conduct,
compliance
with
applicable
laws and accountability for adherence to the Code.
All Access Persons should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to conflicts of interest.

SECTION
2.

DEFINITIONS

(A)

Access
Person
means:

(1)

Each
Trustee
and
Officer;
(2)

(i) Any officer, director or general partner of the Adviser; and (ii) any officer, director or general partner
of
the
Distributor,
where
the
Distributor
in
the
ordinary
course
of
business
either
(a)
makes,
participates
in
or
obtains
information
regarding
the
Fund’s
purchase
or
sale
of
Covered Investments or (b) fills a function related to the making of any recommendation regarding the Fund’s purchase or sale of Covered Investments;

(3)

Any employee of the Fund or Adviser, or of any company in a control relationship with the Fund or Adviser, whose regular functions (i) relate to the making of any recommendation regarding the
Fund’s
purchase
or
sale
of
Covered
Investments
or
(ii)
include
making,
participating in
or
obtaining
information
regarding
the
purchase
or
sale
of
Covered
Investments
by
a
Fund;
and
(4)

Any natural person in a control relationship with a Fund or Adviser who obtains information concerning recommendations made to a Fund about the purchase or sale of a Covered Investment.

(B)

Beneficial Owner means “beneficial owner” as defined in Rule 16a-1(a)(2) under the 1934 Act except that the determination of direct or indirect beneficial ownership shall apply to all Covered Investments which
an
Access
Person
owns
or
acquires.
A
Beneficial
Owner
of
an
investment
is
any
person who,
directly
or
indirectly,
through
any
contract,
arrangement,
understanding,
relationship
or
otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.
Indirect pecuniary interest in an investment includes securities held by a person’s immediate family And immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(C)

Control means the power
to exercise a controlling influence over the management or
policies of a company, unless the power is solely the result of an official position with the company.
(D)

Covered
Officer
means
the
PEO,
PFO
and
PAO
as
those
terms
are
used
in
Section
406
of
the Sarbanes-Oxley Act of 2002.

(E)

Covered
Investment
means
any
investment
except:

(1)

Direct
obligations
of
the
United
States
Government;

(2)

Bankers’
acceptances
and
bank
certificates
of
deposit;
(3)

Commercial
paper
and
debt
instruments
with
a
maturity
at
issuance
of
less
than
366
days and
that
are
rated
in
one
of
the
two
highest
rating
categories
by
a
nationally
recognized
statistical rating organization;

(4)

Repurchase
agreements
covering
any
of
the
foregoing;
and

(5)

Shares
of
registered
open-end
investment
companies
other
than
Funds.

(F)

Investment
Personnel,
means
any
employee
of
the
Fund
or
Adviser
who
makes
or
participates in making recommendations to the Fund regarding the purchase or sale of investments by the Fund.
No Fund
or
the
Trust
shall
employ
such
a
person
without
prior
approval
of
the
Board
and
the
Review
Officer.
(G)

Security
Held
or
to
be
Acquired
means

(1)

Any
Covered
Investment
which,
within
the
most
recent
15
days
(a)
is
or
has
been
held
by the
Trust
or
(b)
is
being
or
has
been
considered
by
the
Trust
or
an
Adviser
for
purchase
by
a
Fund;
and

(2)

Any option
to purchase
or
sell, and
any investment convertible
into
or
exchangeable for, a Covered Investment.

(H)

Purchase
or
sale
includes
the
writing
of
an
option
to
purchase
or
sell.

(I)

Material non-public information means information (i) that there is a substantial likelihood a reasonable investor would consider important in making an investment decision, or that is reasonably certain to have a substantial effect on the price of Shares and (ii) that has not been effectively communicated to the market place.
Examples include: (a) valuation issues; (b) liquidity issues; (c) significant increase in expenses; (d) proposal for liquidation or reorganization; (e) regulatory developments that affect a Fund; and (f) extraordinary developments at
the Adviser.
Public information includes information found in a report filed with the SEC or appearing in a news service.

SECTION
3.
          PROHIBITED
TRANSACTIONS

(A)

Prohibition Against Fraudulent Conduct.
No Access
Person
shall use any
information
concerning the
operating
activities,
investments
or
investment intentions
of
a Fund,
or
the
Access
Person’s ability
to influence
such
operating
activities
or
investment
intentions,
for
personal
gain
or
in
a
manner
detrimental to the interests of a Fund.
In addition, no Affiliated Person of a Fund shall, directly or indirectly in connection with the operating activities of the Fund or the purchase or sale of a security held or to be acquired by a Fund:
(1)

Employ
any
device,
scheme
or
artifice
to
defraud
a
Fund;

(2)

Make to a Fund or to the Adviser or Distributor any untrue statement of a material fact or omit
to
state
to
any
of
the
foregoing
a
material
fact
necessary
in
order
to
make
the
statements made, in light of the circumstances under which they are made, not misleading;

(3)

Engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund; or

(4)

Engage
in
any
manipulative
practice
with
respect
to
a
Fund.

(B)

Other
Prohibited
Transactions.
Access
Persons
are
prohibited
from:
(1)

Inducing or causing a Fund to take action, or to fail to take action, for the benefit of a person either in addition to or other than the Fund;

(2)

Accepting anything other than of de minimus value or any other preferential treatment from any entity with which a Fund does business;

(3)

Using knowledge of the operating activities or portfolio transactions of a Fund for their benefit or the benefit of any person other than the Fund;
(4)

Violating
the
anti-fraud
provisions
of
the
securities
laws;
or

(5)

Except
for
the
Independent
Trustees,
serving
on
the
boards
of
directors
of
publicly
traded companies,
absent
prior
authorization
based
upon
a
determination
by
the
Review
Officer
that
the board service would be consistent with the interests of the Fund and its shareholders.

(C)

Undue Influence; Disclosure of Personal Interest.
No Access Person shall cause or attempt to cause a Fund to purchase, sell or hold any investment in a manner or engage in operating activity calculated to create any benefit to
the
Access
Person.
No Access
Person
shall
recommend any
operating activity or investment transactions for a Fund without having disclosed to the Review Officer the Access Person’s interest,
if
any,
in
Shares
or
such
investment
or
the
issuer
thereof,
including,
without
limitation:
(1)

The
Access
Person’s
direct
or
indirect
beneficial
ownership
of
any
securities
of
the
subject issuer or in the investment;

(2)

Any
position
with
such
issuer
or
its Affiliated
Persons;
and

(3)

Any present or proposed business relationship between such issuer or its Affiliated Persons, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.
(D)

Corporate Opportunities.
Access Persons are prohibited from taking advantage of any opportunity properly belonging to a Fund.

(E)

Confidentiality.
Except as required in the normal course of carrying out an Access Person’s business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Fund, or investment that are being considered for purchase or sale on behalf of any Fund.

(F)

Prohibited Transactions in Fund Shares.
Access Persons are prohibited from trading in Shares while in possession of material non-public information regarding the operating activities of the Fund.

SECTION
4.
          REPORTING
REQUIREMENTS

(A)

Access
Person
Reporting.
Access
Persons
must
report
the
information
described
in
this
Section
4 with respect to transactions in any Covered Investment in which the Access Person has, or by reason of such transaction
acquires,
any
direct
or
indirect
beneficial
ownership.
Access
Persons
must
report
to
the Review Officer, unless they are required to report to an Adviser or the Distributor pursuant to a code of ethics adopted
by
those
persons;
and,
in
the
case
of
(i)
the
Adviser
or
(ii)
the
Distributor
if
the
Distributor

is (a) an Affiliated Person of the Trust or (b) has any officer, director or general partner that serves the Trust
or
the
Adviser
in
the
same
capacity
(“Affiliated
Distributor”),
has
been
approved
by
the
Board.
The Board shall not approve such code of ethics unless it is maintained and enforced as if it were subject to the same rules as provided in Rule 17j-1 under the 1940 Act.
Access Persons will promptly:
(1)

Provide full access to the Trust to any and all records and documents which the Trust considers relevant to any investment transactions or other matters subject to the Code;

(2)

Cooperate with the Trust in investigating any investment transactions or other matter subject to the Code;

(3)

Provide the Trust with an explanation (in writing if requested) of the facts and circumstances surrounding any investment transaction or other matter subject to the Code;
and
(4)

Notify
the
Review
Officer
in
writing,
from
time
to
time,
of
any
incident
of
noncompliance with the Code by any Access Person.

(B)

Independent Trustee Reporting.
An Independent Trustee need not provide the certification, account opening, holdings
or
transaction reports
required
by this
Section
4, except that
an
Independent Trustee must
report a transaction if the Independent Trustee knew at the time of the transaction, or in the ordinary course of fulfilling the official duties as an Independent Trustee should have known:

(1)

That during the 15-day period immediately preceding or immediately following the transaction in a Covered Investment by the Independent Trustee, the Covered Investment is or was purchased or sold or was being considered for purchase or sale by a Fund or that Fund’s Adviser, or
(2)

The
Independent
Trustee
possessed
material
non-public
information
about
the
operating activities of a Fund or the Trust preceding a transaction in Shares of the Fund.

At
each
regularly
scheduled
quarterly
meeting
of
the
Board,
Independent
Trustees
will
be
asked
to
affirm that they understand that they are subject to the Code and that they have complied with the reporting requirements of this Section 4(B).
(C)

Exclusions from Reporting.
Purchases or sales of Covered Investments in an account over which an Access Person has no direct or indirect influence or control are not subject to the reporting requirements of this Section.

(D)

Initial Holding Reports.
No later than ten (10) days after the person becomes an Access Person, an Access Person must report the following information:

(1)

The title, number of shares and principal amount of each Covered Investment in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
(2)

The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(3)

The
date
that
the
report
is
submitted
by
the
Access
Person.

(E)

Quarterly
Transaction
Reports.
No
later
than
thirty
(30)
days
after
the
end
of
a
calendar
quarter, an Access Person must report the following information:

(1)

With respect
to any transaction
during
the quarter in
a Covered Investment
in
which
the Access Person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership:
(a)

The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of
shares and
the principal amount
of each
Covered Investment
involved;

(b)

The
nature
of
the
transaction
(i.e.,
purchase,
sale
or
any
other
type
of
acquisition or disposition);
(c)

The price of the Covered Investment at which the transaction was effected; the name of the broker, dealer or bank with or through which the transaction was effected;
and

(d)

The
date
that
the
report
is
submitted
by
the
Access
Person.

(2)

With respect to any account established by the Access Person in which any investment were held during the quarter for the direct or indirect benefit of the Access Person:

(a)

The
name
of
the
broker,
dealer
or
bank
with
whom
the
Access
Person
established the account;

(b)

The
date
the
account was
established;
and

(c)

The
date
that
the
report
is
submitted
by
the
Access
Person.

(F)

Annual Holdings Reports.
Annually, an Access Person must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):
(1)

The title, number of shares and principal amount of each Covered Investment in which the Access Person had any direct or indirect beneficial ownership;

(2)

The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person;
and

(3)

The
date
that
the
report
is
submitted
by
the
Access
Person.

(G)

Certification of Compliance.
Upon becoming an Access Person, the person shall certify (in the form of Appendix A) that the Access Person has read and understood this Code and recognizes that the Access
Person
is
subject
to
this
Code.
Further,
each
Access
Person
is
required
to
certify
annually
that
the Access Person has complied with all the requirements of this Code and that the Access Person has disclosed or reported all personal investment transactions pursuant to the requirements of this Code.
(H)

Alternative Reporting.
The submission to the Review Officer of duplicate broker trade confirmations and statements on all Covered Investments transactions shall be deemed to satisfy these reporting requirements.
The annual holdings report may be satisfied by confirming annually, in writing, the accuracy
of
the
records
maintained
by
the
Review
Officer
and
recording
the
date
of
the
confirmation.

(I)

Report
Qualification.
Any
report
may
contain
a statement
that
the report shall
not
be
construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the Covered Investments to which the report relates.

SECTION
5.
          COVERED
OFFICERS

(A)

Conflicts of Interest.
A “conflict of interest” occurs when a Covered Officer’s employment or personal interest interferes with the interests of, or service to, the Trust.
For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of the Covered Officer’s position with the
Trust.
A Covered Officer
may be an officer or employee of a Service Provider, another investment company or another company.
Conflicts may arise from, or as a result of, the contractual relationship between the Trust and its Service Providers or otherwise due to the Covered Officers’ positions, but such other positions of a Covered Officer do not by itself give rise to a conflict of interest.
As applicable to a Covered Officer, the following must be approved by the Audit Committee:
(1)

Service
on
the board
of
directors
or
governing
board
of
a
publicly
traded
entity;

(2)

The receipt of any non-nominal gifts from persons or entities who have or are seeking business relationships with the Trust or a Fund;

(3)

The receipt
of
any
entertainment
from any company
with which
the
Trust
has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;
(4)

Any ownership interest (material to the officer) in, or any consulting or employment relationship with,
any
entities doing
business
with
the
Trust,
other
than
its service providers
and their respective Affiliated Persons; and

(5)

Any direct or indirect financial interest in commissions, transaction charges or spreads paid by
the
Trust
for
effecting
portfolio
transactions
or
for
selling
or
redeeming
shares
other
than an interest arising from the Covered Officer’s employment with the Trust’s service providers or their respective Affiliated Persons.
(B)

Duties.
A
Covered
Officer
shall:

(1)

Become
familiar
with
the
disclosure
requirements
generally
applicable
to
the
Trust;

(2)

Not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others;

(3)

To
the
extent
appropriate,
consult
with
other
Officers
and
employees
of
the
Trust
and
its service providers;
(4)

Promote
compliance
with
the
standards
and
restrictions
imposed
by
applicable
laws;
and

(5)

Not
retaliate
against
any
other
Covered
Officer
or
any
employee
of
the
Fund
or
its
Service Providers for reporting potential violations of by the Fund, its Service Providers, or another Covered Officer that are made in good faith.

(C)

A
Covered
Officer
shall
notify
the
Chairman
of
the
Audit
Committee
promptly
if
the
officer
knows of any violation of this Code.

SECTION
6.
          REVIEW
OFFICER

(A)

Appointment.
A
Review
Officer
shall
be
appointed
by
the
PEO.
(B)

Duties
of
Review
Officer.
The
Review
Officer
shall
:

(1)

Review all investment transaction and holdings reports or shall maintain the names of persons responsible for reviewing these reports;

(2)

Identify all Access Persons who are required to make these reports, maintain and periodically update a
list
of
such
Access
Persons,
and
promptly inform each
Access Person
of
the requirements of this Code;
(3)

Compare, on a quarterly basis, all Access Persons’ transactions in Covered Investments with each
Fund’s
completed
portfolio
transactions
and
in
the
case
of
transactions
in
Shares,
with operating activities of the Fund, to determine whether a Code violation may have occurred;

(4)

Maintain
a
signed
acknowledgment
by
each
person
who
is
then
an
Access
Person;

(5)

Identify
persons
who
are
Investment
Personnel,
maintain
and
periodically
update
a
list
of such Investment Personnel, and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering; and
(6)

Annually
prepare
a
written
report
to
the
Trustees
that

(a)

Describes any issues under this Code since the last report to the Trustees, including information about material violations of the Code and sanctions imposed in response to the material violations; and

(b)

Confirm
that the
Trust
has
adopted
procedures
reasonably necessary
to prevent Access Persons from violating this Code.
(C)

Potential Trade Conflict.
When there appears to be a transaction that conflicts with this Code, the Review Officer shall request a written explanation of the Access Person’s transaction.
If after the review it is determined that there has been a violation of this Code, the Review Officer shall make a recommendation of appropriate action to the Board.

(D)

Required
Records.
The
Review Officer
shall
maintain:

(1)

A copy of this and any other code of ethics adopted by the Trust, Adviser or Affiliated Distributor, which has been in effect at any time during the previous five (5) years, in an easily accessible place;
(2)

A
record
of
any
violation
of
this
Code,
and
of
any
action
taken
as
a
result
of
such
violation, in an easily accessible place for at least five (5) years after
the end
of the fiscal
year in which
the violation occurs;

(3)

A
copy
of
each
report
made
by
an
Access
Person
as
required
by this
Code
for
at
least
five
(5) years after
the end of the fiscal
year in
which the report is made, the first two (2) years in an easily accessible place;

(4)

A
list
of
all
persons
who
are,
or
at
any
time
within
the
past
five
years
have
been,
required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics, in an easily accessible place;
(5)

A copy of each written report and certification required pursuant to Section 7(D) of this Code for
at
least
five
(5)
years
after
the
end
of
the fiscal
year
in
which
it
is
made,
the
first
two (2) years in an easily accessible place; and

(6)

A record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 6(B)(5) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted.

SECTION
7.
          BOARD
REVIEW

The
Boards,
including
a
majority
of
the
Independent Trustees,
shall:

(A)

Approve
the (i)
Code
and
any
material changes
to the
Code
and
(ii)
before
initially retaining their services, the code of ethics of each Adviser and Affiliated Distributor, and any material changes to these codes within six months of the change;

(B)

Base its approval of a code of ethics, and any material changes thereto, on a determination that the code
contains
provisions
reasonably
necessary
to
prevent
Access
Persons
(or
the
equivalent
persons) from engaging in prohibited conduct;
(C)

Receive, prior to approving a code or any amendment to a code, a certification from the Trusts, Adviser or Affiliated Distributor that it has adopted procedures reasonably necessary to prevent Access Persons (or the equivalent persons) from violating the Code; and

(D)

Receive and consider, no less frequently than annually: (i) a written report from the Trusts, Adviser and Affiliated Distributor, as applicable, describing any issues, material violations or sanctions arising under the respective codes; and (ii) a written certification from the Trusts, Adviser and Affiliated Distributor, as
applicable,
that
it
has
adopted
procedures
reasonably
necessary
to
prevent
Access
Persons (or the equivalent persons) from violating its code.